SUMMARY PROSPECTUS FOR NEW INVESTORS
May 1, 2022
New York Life Premier Advisory Variable Annuity
From
NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
Issued through
NYLIAC Variable Annuity Separate Account-III
This summary prospectus summarizes key features of the New York Life Premier Advisory Variable Annuity policy.
Before you invest, you should review the prospectus for the New York Life Premier Advisory Variable Annuity policies, which contains more information about the policy’s features, benefits, and risks. You can find this document and other information about the policy online at https://dfinview.com/NewYorkLife/TAHD/premieradvisory. You can also obtain this information at no cost by contacting your investment adviser representative, calling NYLIAC at 1-800-598-2019 or by sending an email request with your name and mailing address to PremierAdvisoryProspectus@newyorklife.com. You can sign up for electronic delivery of your summary prospectus, updates to the summary prospectus or other communications by logging into your account at www.newyorklife.com.
You may cancel your policy within 10 days of delivery of the policy without paying fees or penalties. In some states, this cancellation period may be longer. Upon cancellation, you will receive either a full refund of the amount you paid with your application (less any withdrawals made, including those to pay Advisory Fees) or your policy value (Accumulation Value). You should review the prospectus, or consult with your investment adviser representative, for additional information about the specific cancellation terms that apply.
Additional information about certain investment products, including variable annuities, has been prepared by the Securities and Exchange Commission’s staff and is available at www.Investor.gov.
In order to purchase this variable annuity, the purchaser must be an advisory client of Eagle Strategies LLC (Eagle or the Investment Adviser), NYLIAC’s affiliated investment adviser, and agree to pay an ongoing, asset-based fee (Advisory Fee) to Eagle for ongoing, investment advisory services relating to the policy. NYLIAC is not responsible for the investment advisory services provided by Eagle or its investment adviser representatives. The Advisory Fee that is charged by your Investment Adviser is covered in a separate agreement between you and the Investment Adviser, and is separate from, and in addition to, the fees and expenses that are described in this prospectus. Any withdrawal you take from this policy to pay Advisory Fees may reduce your death benefit and other guaranteed benefits and may be subject to federal and state income taxes and a 10% federal penalty tax. (See “FEDERAL TAX MATTERS – Payment of Investment Advisory Fees” for more information). For further details, please speak with your investment adviser representative and your tax advisor.

Page
Appendix 1A	1-1A
Portfolios Available Under the Policy	1-1A
Appendix 1B	1-1B
Investment Divisions with IPR (12-15–year Holding Period options)	1-1B
Appendix 1C	1-1C
Investment Divisions available with IPR (10–year Holding Period option)	1-1C
i

Definitions

Accumulation Unit—An accounting unit we use to calculate the Variable Accumulation Value prior to the Annuity Commencement Date. Each Investment Division of the Separate Account has a distinct variable Accumulation Unit value.
Accumulation Value—The sum of the Variable Accumulation Value and the DCA Advantage Account Accumulation Value of a policy.
ADBR—Annual Death Benefit Reset Rider.
ADBR Reset Value—On the First Policy Anniversary, the ADBR Reset Value is the greater of (a) the Accumulation Value on the first Policy Anniversary or (b) the Return of Premium Death Benefit. The ADBR Reset Value on the second and each subsequent Reset Anniversary is defined as the greater of (a) the Accumulation Value on the current Reset Anniversary or (b) the Reset Value on the prior Reset Anniversary, plus any premium payments applied since the prior Reset Anniversary, less any ADBR Reset Value Proportional Reductions since the prior Reset Anniversary.
ADBR Reset Value Proportional Reduction—An amount equal to the amount withdrawn from the policy after the first Policy Anniversary (excluding amounts withdrawn to pay Advisory Fees), divided by the policy’s Accumulation Value immediately preceding the withdrawal, multiplied by the ADBR Reset Value immediately preceding the withdrawal.
Adjusted Premium Payment—The total dollar amount of premium payments made under the policy and allocated to the Investment Divisions of the Separate Account and DCA Advantage Account reduced by any withdrawals in excess of any gain in the policy.
Advisory Fee —The amount we allow to be taken from your policy’s Accumulation Value to pay the Investment Adviser for investment advisory services relating to the policy. The fee is set by the Investment Adviser and is covered in a separate agreement between you and the Investment Adviser. We allow Advisory Fees of up to 1.0% of your Accumulation Value per calendar year. Advisory Fees reduce your Accumulation Value by the amount of the fee.
Allocation Options —The Investment Divisions of the Separate Account and the DCA Advantage Account.
Annuitant—The person or persons named on the Policy Data Page and whose life or lives determine the Income Payments.
Annuity Commencement Date—The date on which we are to make the first Income Payment under the policy, which cannot be later than the date you attain age 115.
Base Contract Charge—The mortality and expense risk and administrative costs charge for the Separate Account as described on your policy’s Data Page.
Business Day—Generally, any day on which the New York Stock Exchange (NYSE) is open for trading. Our Business Day ends at 4:00 p.m. Eastern Time or the close of regular trading of the NYSE, if earlier.
Code—The Internal Revenue Code of 1986, as amended.
Dollar Cost Averaging (DCA) Advantage Account— A non-variable Allocation Option to which you may allocate Premium Payments, subject to the limitations described on the Policy Data Page, and from which amounts are transferred to the Investment Divisions proportionally on a monthly basis. The DCA Advantage Account duration is shown on the Policy Data Page. We credit the DCA Advantage Account with a fixed interest rate. The benefits payable under the DCA Advantage Account (including principal and interest) are payable from NYLIAC’s general account and are subject to the claims-paying ability of NYLIAC.
Dollar Cost Averaging (DCA) Advantage Account Accumulation Value—The sum of premium payments allocated to the DCA Advantage Account, plus interest credited on those premium payments , less any transfers and partial withdrawals from the DCA Advantage Account, and rider charges deducted from the DCA Advantage Account. The DCA Advantage Account Accumulation Value will never be less than the DCA Advantage Account portion of the Nonforfeiture Value.

Good Order—Good Order is the standard that we apply when we determine whether an instruction is satisfactory. An instruction will be considered in Good Order if it complies with our administrative procedures and is sufficiently complete and clear that we do not need to exercise any discretion to follow such instruction or complete the transaction and that it complies with all relevant laws and regulations. Good Order means the actual receipt by us of instructions relating to the requested transaction in writing or by other means we then permit (such as by telephone or electronic transmission), along with all forms and other information or documentation necessary to complete the request.
Holding Period—A pre-determined Holding Period you select at the time of application for the Investment Preservation Rider. You can choose among five different Holding Periods (10, 12, 13, 14 or 15 years) for IPR.
Holding Period End Date—The 10, 12, 13, 14 or 15th Policy Anniversary, as applicable, of (a) the Rider Effective Date or (b) the Rider Reset Effective Date, whichever is later.
Income Payments—Periodic payments NYLIAC makes after the Annuity Commencement Date.
Investment Adviser—Eagle Strategies LLC, an investment adviser registered with the SEC under the Investment Advisers Act of 1940, as amended. The Investment Adviser is an affiliate of NYLIAC.
Investment Division—The variable investment options available under the policy. Each Investment Division invests exclusively in shares of a specified Portfolio.
Investment Preservation Rider or IPR—Investment Preservation Rider - Advisory.
IPR Death Benefit—The death benefit available with the IPR. If your spouse does not continue the policy pursuant to its spousal continuance provision, the IPR Death Benefit guarantees that your beneficiaries will receive the greater of: (i) the Standard Death Benefit; (ii) any death benefit available under any other rider attached to your policy; or (iii) (a) if the Owner dies before the end of the Holding Period, IPR Guaranteed Amount or (b) if the Owner dies after the Holding Period End Date, IPR Guaranteed Amount on the Holding Period End Date increased by any premium payments received after the Holding Period End Date and reduced proportionally for withdrawals (including required minimum distributions from IRAs, but excluding withdrawals to pay Advisory Fees) taken after the Holding Period End Date.
IPR Free Withdrawal Amount—During the first three Policy Years, you may withdraw a certain amount from your policy each Policy Year without incurring an IPR Termination and Withdrawal Charge. The maximum amount you may withdraw without charge in any given Policy Year is the greater of (i) 20% of the IPR Guaranteed Amount or (ii) the required minimum distribution applicable to the policy, as of the last Policy Anniversary. If you withdraw more than the IPR Free Withdrawal Amount, we will assess a 2% charge on the amount exceeding the limit. Withdrawals to pay Advisory Fees do not count towards the IPR Free Withdrawal Amount.
IPR Guaranteed Amount—The IPR Guaranteed Amount will equal 100% of the sum of all premium payments made in the first Policy Year, less all IPR Guaranteed Amount Proportional Reductions made during the rider Holding Period.
IPR Reset—Changing the guaranteed amount of the Investment Preservation Rider to make it equal to your Accumulation Value on the Policy Anniversary following your request, less any applicable reductions.
IPR Termination and Withdrawal Charge—A charge that applies during the first three Policy Years and is assessed if the policy owner (i) cancels the IPR; (ii) surrenders the policy; and/or (iii) takes a partial withdrawal in excess of the IPR Free Withdrawal Amount. The charge is calculated as a percentage of the IPR Guaranteed Amount that exceeds the IPR Free Withdrawal Amount.
Life Income—Guaranteed Period Payment Option—The default Income Payment option available under this policy. Monthly payments made under this option are made over the life of the Annuitant(s) with a guarantee of 10 years of payments, even if the Annuitant dies before the 10-year period has expired.
Non–Qualified Policies—Policies that are not available for use by individuals in connection with employee retirement plans intended to qualify for special federal income tax treatment under Sections 408, and 408A of the Code. Non-Qualified Policies include policies issued for other retirement plans or arrangements, including plans qualifying under Section 401(a) of the Code.
Nonforfeiture Rate—The rate used to calculate the DCA Advantage Account Nonforfeiture Values. This rate, as shown on the Policy Data Page, is equal to the lesser of: a) 3.00%, and b) a rate that is not less than 1.00% and determined by using the six–month average of the five–year Constant Maturity Treasury Rate reported by the Federal Reserve for December through May (for period beginning July 1) and June through November (for period beginning January 1), rounded to the nearest .05%, minus 1.25%.
Nonforfeiture Value—The Nonforfeiture Value is equal to 87.50% of your premium payments allocated to the DCA Advantage Account accumulated at the Nonforfeiture Rate since the Payment Date or transfer date, minus any amounts withdrawn or transferred from the DCA Advantage Account, with the remaining amount accumulated at the Nonforfeiture Rate since the date of withdrawal or transfer.
NYLIAC, we, our or us—New York Life Insurance and Annuity Corporation.
Owner (you, your)—The individual(s) or entity(ies) designated as the Owner in the policy, or as subsequently changed after issue, who is entitled to exercise all rights under the policy.
Payment Date—The Business Day on which we receive a premium payment in Good Order.
Policy Anniversary—An anniversary of the Policy Date shown on the Policy Data Page.
Policy Data Page—Page 2 of the policy which contains the policy specifications.
Policy Date—The date from which we measure Policy Years, quarters, months, and Policy Anniversaries. It is shown on the Policy Data Page.
Policy Monthly Anniversary—Each monthly anniversary of the Policy Date.
Policy Year—A year starting on the Policy Date. Subsequent Policy Years begin on each Policy Anniversary, unless otherwise indicated.
Portfolios —The mutual fund portfolios in which the corresponding Investment Divisions invest.
Qualified Policies—Policies for use by individuals under employee retirement plans that are intended to qualify for special federal income tax treatment under Sections 408, and 408A of the Code. Qualified Policies do not include policies issued for any other retirement plans or arrangements, including plans qualifying under Section 401(a) of the Code.
Return of Premium Death Benefit —The total dollar amount of premium payments made under this Policy reduced by any Return of Premium Death Benefit Proportional Withdrawals.
Return of Premium Death Benefit Proportional Withdrawal—An amount equal to the amount withdrawn from this Policy (excluding any amount to pay Advisory Fees), divided by this Policy’s Accumulation Value immediately preceding the withdrawal, multiplied by the Return of Premium Death Benefit immediately preceding the withdrawal.
Separate Account—NYLIAC Variable Annuity Separate Account–III, a segregated asset account we established to receive and invest premium payments paid under the policies. The Separate Account’s Investment Divisions, in turn, purchase shares of Portfolios.
Standard Death Benefit—The death benefit that comes standard under the base policy. It guarantees that your beneficiaries will receive the greatest of: (i) your Accumulation Value; or (ii) the Return of Premium Death Benefit.
Variable Accumulation Value—The sum of the current Accumulation Unit value(s) for each of the Investment Divisions multiplied by the number of Accumulation Units held in the respective Investment Division.
VPSC—The Variable Products Service Center.

Important Information You Should Consider About The Policy

	FEES AND EXPENSES	LOCATION IN PROSPECTUS
Charges for Early Withdrawal	We do not assess any early withdrawal charges on the base contract.
Transaction Charges
We reserve the right to assess a transaction charge if you transfer cash value between investment options more than 25 times a year, or if a premium payment is returned for insufficient funds. Although we do not currently charge for such transactions, we reserve the right to charge up to $30 per transaction. If you elect the IPR, you will be assessed a charge during the first three Policy Years if you (i) cancel the IPR;
(ii) surrender the policy; and/or (iii) take a partial withdrawal in excess of the IPR Free Withdrawal Amount. The charge is calculated as a percentage of the IPR Guaranteed Amount that exceeds the IPR Free
Withdrawal Amount.
CHARGES AND DEDUCTIONS - Transaction Expenses
Ongoing Fees and Expenses (annual charges)
The table below describes the fees and expenses that you may pay each year, depending on the options you choose. Please refer to your
Policy Data Page for information about the specific fees you will pay each year based on the options you have elected. The fees and expenses do not reflect any Advisory Fees paid to the Investment
Adviser from your policy’s Accumulation Value. If such fees were reflected, the fees and expenses disclosed below would be higher.
CHARGES AND DEDUCTIONS - Annual Policy Expenses; Annual Portfolio Expenses; Optional Benefit Expenses

ANNUAL FEE
	Minimum	Maximum
Base contract[1]	0.30%	0.40%	CHARGES AND DEDUCTIONS – Annual Policy Expenses
Investment options (Portfolio fees and expenses)[2]	[ ]%	[ ]%	CHARGES AND DEDUCTIONS – Annual Portfolio Expenses
Optional benefits available for an additional charge (for a single optional benefit, if elected)[3]	0.25%	0.70%[4]	CHARGES AND DEDUCTIONS – Optional Benefit Expenses

1 As a percentage of Accumulation Value
2 As a percentage of average net Portfolio assets. The range in fees and expenses is for the year ended December 31, 2021 and will change from year to year.
3 As a percentage of the guarantee under the Optional Benefit.
4 If you elect the IPR and cancel it, take a withdrawal or surrender the policy within the first three Policy Years, the IPR Termination and
Withdrawal Charge could substantially increase costs.

ANNUAL FEE

Because your policy is customizable, the choices you make affect how much you will pay. To help you understand the cost of owning your policy, the following table shows the lowest and highest cost you could pay each year, based on current charges. This estimate assumes that you do not take withdrawals from the policy.

LOWEST ANNUAL COST: $[ ]	HIGHEST ANNUAL COST $[ ]

Assumes:
•Investment of $100,000
•5% annual appreciation
•Least expensive combination of
Base Contract Charges and
Portfolio fees and expenses
•No optional benefits
•No sales charges or Advisory
Fees
•No additional purchase
payments, transfers or
withdrawals

Assumes:
•Investment of $100,000
•5% annual appreciation
•Most expensive combination of
Base Contract Charges,
optional benefits, and Portfolio
fees and expenses
•No sales charges or Advisory
Fees
•No additional purchase
payments, transfers or
withdrawals

	RISKS	LOCATION IN PROSPECTUS
Risk of Loss	You can lose money by investing in this policy.	PRINCIPAL RISKS
Not a Short-Term Investment
This policy is not designed for short-term investing and may not be appropriate for an investor who readily needs access to cash. The benefits of tax deferral and living benefit protections also mean the policy is more beneficial to investors with a long time horizon. If you elect the IPR, you will not receive a benefit under the rider unless you hold the policy for at least the specified Holding Period applicable to the rider. Moreover, if you withdraw more than the IPR Free Withdrawal
Amount (not including withdrawals to pay Advisory Fees) within the first three Policy Years, you will incur an IPR Termination and Withdrawal
Charge, which could substantially increase your costs under the Policy.
PRINCIPAL RISKS
Risks Associated with Investment Options
•An investment in this policy is subject to the risk of poor investment performance and can vary depending on the performance of the variable investment options you choose and the crediting rate of the
DCA Advantage Account.
•Each investment option and the DCA Advantage Account has its own unique risks.
•You should review the prospectuses for the available Portfolios and the description in this prospectus of the DCA Advantage Account before making an investment decision.
PRINCIPAL RISKS
Insurance Company Risks
An investment in the policy is subject to the risks related NYLIAC, including that any obligations, guarantees, and benefits of the policy are subject to the claims-paying ability of NYLIAC. If NYLIAC experiences financial distress, it may not be able to meet its obligations to you. More information about NYLIAC is available upon request from
NYLIAC by calling 1-800-598-2019.
PRINCIPAL RISKS

	RESTRICTIONS	LOCATION IN PROSPECTUS
Investments
•We limit the number of Investment Divisions you may choose. You may allocate premium payments to up to 18 separate Investment
Divisions.
•If you elect the IPR, your investment options will be limited to those permitted by the rider.
•We reserve the right to charge $30 for each transfer when you transfer money between Investment Divisions in excess of 25 times in a Policy Year.
•We reserve the right to limit transfers in circumstances of frequent transfers or to prevent market timing.
•We reserve the right to remove, close or substitute Portfolios as investment options that are available under the policy.
THE POLICIES—Policy Application and Premium Payments; Transfers; Limits on Transfers IPR APPENDIX 1B and 1C NYLIAC AND THE SEPARATE ACCOUNT— Additions, Deletions, or Substitutions of Investments
Optional Benefits
•Certain optional benefits limit or restrict the investment options you may select under the policy. We may change these restrictions in the future.
•Certain optional benefits may limit withdrawals or other rights under the policy.
•Under certain benefits, a withdrawal could reduce the value of a benefit by more than the dollar amount of the withdrawal.
•You are required to have a minimum Accumulation Value for some optional benefits.
•We may modify or discontinue an optional benefit at any time.
DESCRIPTION OF BENEFITS— Investment Preservation Rider – Advisory; Annual Death Benefit Reset Rider; Automatic Asset Reallocation; and Dollar Cost Averaging Programs
	TAXES	LOCATION IN PROSPECTUS
Tax Implications
•Consult with a tax professional to determine the tax implications of an investment in, withdrawals from and surrenders of this policy, including withdrawals to pay Advisory Fees.
•If you purchase the policy through a tax-qualified plan or individual retirement account (IRA), such plan or IRA already provides tax deferral under the Code and there are fees and charges in an annuity that may not be included in such other investments. Therefore, the tax deferral of the annuity does not provide additional benefits.
•Premiums that are made on a pre-tax basis as well as earnings on your policy are taxed at ordinary income tax rates when you withdraw them, and you may have to pay a 10% penalty tax if you take a withdrawal before age 59 ½.
FEDERAL TAX MATTERS
	CONFLICTS OF INTEREST	LOCATION IN PROSPECTUS

Investment Professional Compensation
After you purchase the policy, the Investment Adviser will receive compensation in the form of Advisory Fees, some of which the
Investment Adviser will pay to your investment adviser representative.
Your investment adviser representative will also receive other compensation provided by NYLIAC. Given that a recommendation of this policy allows your investment adviser representative to earn other forms of compensation which may not be available in connection with other investments, the Investment Adviser and your investment adviser representative may have a financial incentive to offer or recommend this policy over other investments.
DISTRIBUTION AND COMPENSATION ARRANGEMENTS
Exchanges
Your investment adviser representative may have a financial incentive to offer you a new policy in place of the one you own because an exchange will result in compensation for the Investment Adviser in the form of Advisory Fees, some of which will be paid to your investment adviser representative. Your investment adviser representative will also receive other compensation provided by NYLIAC. You should only consider exchanging your policy if you determine, after comparing the features, fees, and risks of both policies, that it is in your best interest to purchase the new policy rather than continue to own your existing policy.
THE POLICIES - Tax -Free Section 1035 Exchanges

Overview Of The Policy

Q.
What is this policy, and what is it designed to do?
A.
The New York Life Premier Advisory Variable Annuity is designed to assist individuals with their long-term retirement planning or other long-term needs through investments in a variety of Allocation Options during an accumulation (savings) phase of the policy. The policy also offers death benefits to protect your designated beneficiaries. You can also elect to supplement your retirement income by converting your Accumulation Value into a stream of Income Payments (sometimes called annuity payments). This policy may be appropriate if you have a long investment time horizon. It is not intended for people who may need to make early or frequent withdrawals or intend to engage in frequent trading in the Portfolios.

This policy is intended to be purchased by policy owners who have engaged the Investment Adviser to provide ongoing investment advisory services for an Advisory Fee. The Advisory Fee is covered in a separate agreement between you and the Investment Adviser and is separate from, and in addition to, the policy’s fees and expenses described in this prospectus.
Q.
How do I accumulate assets in the policy and receive income from the policy?
A.
Your policy has two phases:
•
the accumulation (savings) phase, when you make premium payments to us, and
•
the annuity (income) phase, when we make Income Payments to you.
Accumulation (Savings) Phase
During the accumulation (savings) phase of the policy, you can invest your premium payments in:
•
a variety of Investment Divisions (you may choose up to 18). Each Investment Division invests in a corresponding (mutual fund) Portfolio, each of which has its own investment strategies, investment adviser(s), expense ratios, and returns. A list of Portfolios is provided in APPENDIX 1A: Portfolios Available Under the Policy; and
•
a DCA Advantage Account, which transfers amounts automatically to the Investment Divisions you choose in six monthly increments and pays you interest on amounts remaining in the DCA Advantage Account.
Annuity (Income) Phase
You can elect to annuitize your policy and turn your Accumulation Value into a fixed stream of Income Payments (sometimes called annuity payments) from NYLIAC. If you do that, payments will be made over the life of the Annuitant(s) and are guaranteed for 10 years, even if the Annuitant dies sooner. This is called the Life Income – Guaranteed Period Payment Option. We may offer other options, at our discretion, where permitted by state law. We do not currently offer variable Income Payment options.
Please note that when you annuitize your policy, your Accumulation Value will be converted to Income Payments and you may no longer withdraw money at will from your policy. However, you may elect partial annuitization and apply a portion of your Accumulation Value towards one of the Income Payment options we may offer, while the remainder of the policy can remain invested in your Allocation Options and will continue to provide the opportunity to accumulate Accumulation Value on a tax-deferred basis. All benefits (including guaranteed minimum death benefits and living benefits) terminate when you annuitize your entire Accumulation Value.
Q.
What are the policy’s primary features and options?
A.
Accessing your money. Until you annuitize (begin Income Payments), you have full access to your money. You can choose to withdraw part or all of your Accumulation Value at any time (through partial withdrawals, periodic partial withdrawals, or surrendering the policy). See “ANNUITY PAYMENTS (THE INCOME PHASE)—Annuity Commencement Date.” However, if you purchase the IPR and withdraw more than the IPR Free Withdrawal Amount in a given Policy Year during the first three Policy Years, an IPR Termination and Withdrawal Charge will be deducted from your Accumulation Value. See “CHARGES AND DEDUCTIONS—Transaction Expenses—IPR Termination and Withdrawal Charge.”

Tax treatment. Your premium payments accumulate on a tax–deferred basis. This means your earnings are not taxed until you take money out of your policy, such as when (1) you make a withdrawal; (2) you receive an Income Payment from the policy; or (3) upon payment of a death benefit.
Death benefits. Your policy includes a Standard Death Benefit that will pay your designated beneficiary(ies) the greater of: (i) the Accumulation Value, or (ii) the Return of Premium Death Benefit. If you die before moving to the income phase, the person(s) you have chosen as your beneficiary(ies) will receive the Standard Death Benefit. For an additional fee, you can also purchase the Annual Death Benefit Reset Rider or the IPR that provides additional death benefits. These riders may increase the amount of money payable to your designated beneficiaries upon your death. These riders are only available when you apply(ied) for your policy.
Optional benefits that occur during your lifetime. For an additional fee, you can purchase the IPR at the time of application that protects your investment from declining markets, for a specified Holding Period.
Automatic asset rebalancing and dollar cost averaging. At no additional charge, you may select automatic asset rebalancing, which automatically rebalances your value in the Investment Divisions to maintain your chosen percentage allocation. Also, at no additional charge, you may select either (i) traditional dollar cost averaging, which automatically transfers a specific amount of money from any Investment Division to any combination of Investment Divisions, or (ii) the DCA Advantage Account, which is an Allocation Option that transfers amounts automatically to the Investment Divisions you choose in up to six monthly increments and pays you interest on amounts remaining in the account. (You may not elect traditional dollar cost averaging if you have elected automatic asset rebalancing).
Electronic Delivery. You may elect to receive electronic delivery of current prospectuses related to this policy, as well as other policy-related documents.
Q.
How is my Policy impacted by the deduction of Advisory Fees?
A.
Currently, we require you to deduct Advisory Fees directly from your Accumulation Value. The Advisory Fees are in addition to fees and expenses disclosed in this prospectus. Any withdrawal taken from this policy may reduce your death benefit and other guaranteed benefits and may be subject to federal and state income taxes and a 10% federal penalty tax. We will, however, treat Advisory Fee payments as an expense of the policy and not a taxable withdrawal if (1) your policy is a Qualified Policy, or (2) your policy is a Non-Qualified Policy and you meet certain requirements specified in a series of recent IRS private letter rulings. (See FEDERAL TAX MATTERS – Payment of Investment Advisory Fees”). Any withdrawal from your Accumulation Value to pay your Advisory Fees will reduce your Accumulation Value on a dollar-for-dollar basis by the amount withdrawn. These deductions will impact the benefits provided under your policy as described below:

Standard Death Benefit: The death benefit that comes standard with this policy is the higher of either:
(a)
your Accumulation Value, or
(b)
the Return of Premium Death Benefit.
Since any deduction to pay Advisory Fees will immediately reduce your Accumulation Value by the amount withdrawn, such deductions will reduce your Standard Death Benefit as calculated in section (a) above. Withdrawals to pay Advisory Fees are not considered a withdrawal for purposes of the Return of Premium Death Benefit in section (b) and will not impact the calculation of that benefit. See “DESCRIPTION OF BENEFITS—The Standard Death Benefit—Death Before Annuity Commencement” for an example of how Advisory Fees may impact the Standard Death Benefit.
Annual Death Benefit Reset Rider: With this rider, we look at your Accumulation Value on each Policy Anniversary. If on that Policy Anniversary, your current Accumulation Value is greater than your guaranteed death benefit on the previous Policy Anniversary, we will automatically reset the minimum value of your death benefit to equal your higher Accumulation Value. To the extent that payment of Advisory Fees from your policy reduces your Accumulation Value, such fees will also reduce the potential for increases in the guaranteed benefits under the rider. See “DESCRIPTION OF BENEFITS—Annual Death Benefit Reset Rider” for an example of how Advisory Fees may impact the benefits payable under the ADBR.
Investment Preservation Rider:

(i)
IPR Guaranteed Amount. This rider protects your investments from loss for a specified holding period. If, after a specified holding period, your Accumulation Value is less than the amount guaranteed by the rider, we will make a one-time increase to your Accumulation Value to make it equal to the guaranteed amount. Withdrawals from your Accumulation Value to pay Advisory Fees do not reduce the amount guaranteed under this rider.
(ii)
IPR Reset. At any point while the IPR is in effect, if your Accumulation Value is greater than the IPR Guaranteed Amount, you can elect to “reset” your rider so that the new guaranteed amount will equal your higher Accumulation Value as of the Policy Anniversary. To the extent that payment of Advisory Fees from your policy reduce your Accumulation Value, such fees will also reduce the potential for increases in the guaranteed amount that could be elected under an IPR Reset. See “DESCRIPTION OF BENEFITS—Investment Preservation Rider - Advisory” for more information about the conditions required for, and consequences of, an IPR Reset. Please consult your investment adviser representative to determine whether an IPR Reset may be appropriate for you.
(iii)
IPR Death Benefit. Payment of Advisory Fees may also impact the amount payable under the IPR Death Benefit. Although withdrawals to pay Advisory Fees do not reduce the amount guaranteed under the rider, to the extent that such withdrawals reduce your Accumulation Value, they may affect the calculation of the death benefit for your beneficiaries. See “DESCRIPTION OF BENEFITS—Investment Preservation Rider - Advisory—Impact of Advisory Fees on the IPR” for examples of how Advisory Fees may impact the IPR Death Benefit.

Benefits Available Under The Policies

The following tables summarize information about the benefits available under the policy.
STANDARD DEATH BENEFIT
(automatically included with the policy)
NAME OF BENEFIT	PURPOSE	MAXIMUM FEE	BRIEF DESCRIPTION OF RESTRICTIONS/ LIMITATIONS
Standard Death Benefit	Guarantees your beneficiaries will receive a benefit at least equal to the greatest of: (i) your Accumulation Value or (ii) the Return of Premium Death Benefit.	No additional charge
•Withdrawals, other than
those made to pay
Advisory Fees, could
significantly reduce the
benefit (possibly by an
amount substantially
greater than the actual
amount withdrawn).
•Withdrawals to pay
Advisory Fees will reduce
your Accumulation Value
on a dollar for dollar basis.

OPTIONAL DEATH BENEFITS AVAILABLE FOR A FEE
NAME OF BENEFIT	PURPOSE	MAXIMUM FEE	BRIEF DESCRIPTION OF RESTRICTIONS/ LIMITATIONS
Annual Death Benefit Reset (ADBR) Rider	Provides a new locked-in higher death benefit each year from the Policy Date (“Reset Anniversary”), if your investments increase in value.
Maximum Charge: 1.00%
(Charge calculated as an
annualized percentage of the
ADBR Reset Value as of the
last Policy Anniversary (or as
of the Policy Date if within
the first Policy Year),
deducted quarterly)

•Available only at the time of
application.
•Resets will continue on
Reset Anniversaries until
the Owner (or Annuitant if
the Owner is not a natural
person) is age 85.
•Resets will terminate after:
 (i) the owner’s death (if
the owner is a natural
person), or
 (ii) the death of the
Annuitant (if the owner is
not a natural person,
including a grantor trust).
•Withdrawals, other than
those made to pay
Advisory Fees, could
significantly reduce the
benefit (possibly by an
amount substantially
greater than the actual
amount withdrawn).
•Withdrawals to pay
Advisory Fees will reduce
your Accumulation Value
on a dollar for dollar basis.

NAME OF BENEFIT	PURPOSE	MAXIMUM FEE	BRIEF DESCRIPTION OF RESTRICTIONS/ LIMITATIONS
•You cannot cancel the rider without surrendering the contract. •The rider is not available for Inherited Non-Qualified policies.
IPR – Advisory Death Benefit
A death benefit that is
available if you purchase the
IPR. If your spouse does not
continue the policy pursuant
to its spousal continuance
provision, the IPR
guarantees that your
beneficiaries will receive the
greater of: (i) the Standard
Death Benefit; (ii) any death
benefit available under any
other rider attached to your
policy; or (iii) (a) if the Owner
dies before the end of the
Holding Period, the IPR
Guaranteed Amount or (b) if
the Owner dies after the
Holding Period End Date, the
IPR Guaranteed Amount on
the Holding Period End Date
increased by any premium
payments received after the
Holding Period End Date and
reduced proportionally for
withdrawals (including
required minimum
distributions from IRAs, but
excluding withdrawals to pay
Advisory Fees) taken after
the Holding Period End Date.
Maximum Charge for all Holding Periods: 2.00% (as an annualized percentage of the amount that is guaranteed)
•Available only at the time of
application.
•Only payable if the
Owner’s spouse does not
elect to continue the policy
pursuant to its spousal
continuance option. If the
Owner’s spouse elects to
continue the policy, the IPR
will continue and the IPR
Death Benefit will not be
paid.
•See the next table
“OPTIONAL LIVING
BENEFITS AVAILABLE
FOR A FEE—IPR –
Advisory” for more
information about the
restrictions and limitations
applicable to the IPR.

OPTIONAL LIVING BENEFITS AVAILABLE FOR A FEE
NAME OF BENEFIT	PURPOSE	MAXIMUM FEE	BRIEF DESCRIPTION OF RESTRICTIONS/ LIMITATIONS
IPR - Advisory
Protects your investment
from loss for a specified
Holding Period. If, after a
specified Holding Period,
your Accumulation Value is
less than the amount
guaranteed, we will make a
one-time increase to your
Accumulation Value to make
Maximum Charge for all Holding Periods: 2.00% (as an annualized percentage of the amount that is guaranteed) Maximum IPR Termination
•Available only at the time of
application.
•You should not select this
rider unless you intend to
keep the policy for at least
as long as the Holding
Period you’ve selected.
This rider provides no
benefit if you surrender the

NAME OF BENEFIT	PURPOSE	MAXIMUM FEE	BRIEF DESCRIPTION OF RESTRICTIONS/ LIMITATIONS

it equal to the IPR
Guaranteed Amount.
You may request to reset the
IPR Guaranteed Amount (an
IPR Reset) under certain
circumstances.
Includes an IPR Death
Benefit which is payable
upon the death of the Owner
if the Owner’s spouse does
not elect to continue the
policy.

and Withdrawal Charge:
2.00%
(A charge that applies during
the first three Policy Years
and is assessed if the policy
owner (i) cancels the IPR;
(ii) surrenders the policy;
and/or (iii) takes a partial
withdrawal in excess of the
IPR Free Withdrawal
Amount. The charge is
calculated as a percentage of
the amount guaranteed
under the rider (the IPR
Guaranteed Amount) that
exceeds the IPR Free
Withdrawal Amount.
Withdrawals to pay Advisory
Fees do not count towards
the IPR Free Withdrawal
Amount.)

policy before the end of the
Holding Period.
•Restricts the availability of
certain investment options.
•Premium payments are
only permitted (a) in the
first Policy Year or (b) after
a specified Holding Period.
•Withdrawals, other than
those taken to pay
Advisory Fees, could
significantly reduce the
benefit (possibly by an
amount substantially
greater than the actual
amount withdrawn). During
the first three Policy Years,
if you take a withdrawal in
excess of the IPR Free
Withdrawal Amount, you
will incur an IPR
Termination and
Withdrawal Charge.
•Withdrawals to pay
Advisory Fees will reduce
your Accumulation Value
on a dollar for dollar basis.
•An IPR Reset starts a new
Holding Period. New
annual charges and
Termination and
Withdrawal Charges may
apply after you elect an
IPR Reset.
•IPR Reset rights may be
suspended or discontinued
and are subject to age
limits
•Only available to policy
owners aged 75 or
younger.
•The rider is not available
for Inherited IRA, Inherited
Roth IRA, or Inherited
Non-Qualified policies.

OTHER OPTIONAL BENEFITS INCLUDED WITH ALL POLICIES AT NO ADDITIONAL COST
NAME OF BENEFIT	PURPOSE	MAXIMUM FEE	BRIEF DESCRIPTION OF RESTRICTIONS/ LIMITATIONS
Automatic Asset	Automatically rebalances	None	•Cannot be used with the

NAME OF BENEFIT	PURPOSE	MAXIMUM FEE	BRIEF DESCRIPTION OF RESTRICTIONS/ LIMITATIONS
Rebalancing	your Variable Accumulation Value (either quarterly, semi–annually, or annually) to maintain the percentage allocated to each Investment Division at a pre–set level.		traditional Dollar Cost Averaging option. •You must have a minimum Accumulation Value of $2,500 to elect this option, and a minimum of $2,500 to continue it as scheduled.
Traditional Dollar Cost Averaging	Automatically transfers a specific amount of money from any Investment Division to any combination of Investment Divisions at set intervals.	None
•Cannot be used with the
Automatic Asset
Rebalancing option, or with
an investment preservation
rider.
•You must have a minimum
Accumulation Value of
$2,500 to elect this option,
and a minimum of $2,000
to continue as scheduled.

The DCA Advantage Account
Allows you to set up
automatic dollar cost
averaging using the DCA
Advantage Account when
you make an initial premium
payment or a subsequent
premium payment of at least
$2,000. The DCA Advantage
Account transfers amounts
automatically to the
Investment Divisions you
choose in up to six monthly
increments and pays you
interest on amounts
remaining in the DCA
Advantage Account.
None
•DCA Advantage Account
duration may not extend
beyond the Annuity
Commencement Date.
•You may not have more
than one DCA Advantage
Account open at the same
time.
•You must allocate a
minimum of $2,000 to the
DCA Advantage Account,
any premium payment less
than $2,000 will be
allocated directly to the
Investment Divisions.
•You cannot make transfers
into the DCA Advantage
Account from any
Allocation Option.
•The annual effective
interest rate for the DCA
Advantage Account shown
on your Policy Data Page
applies only to your initial
premium payment. Interest
rates applied to
subsequent premium
payments allocated to the
DCA Advantage Account
may differ.

Buying The Policy
Q.
How do I purchase the New York Life Premier Advisory Variable Annuity policy?
A.
To purchase a policy, you must be an advisory client of Eagle Strategies LLC, NYLIAC’s affiliated investment adviser, and agree to pay ongoing, asset-based Advisory Fees to Eagle and your investment adviser representative for ongoing, investment advisory services relating to the policy. You must complete an application, which your investment adviser will submit to us, along with your initial premium payment. Acceptance of applications is subject to NYLIAC and Eagle’s rules. We reserve the right to reject any application or initial premium payment.
Q.
How much can I contribute and how are my premium payments invested?
A.
You may allocate premium payments in up to 18 of the available Investment Divisions and the DCA Advantage Account.

The minimum initial premium payment is $25,000, unless we permit otherwise. You may make additional premium payments of at least $2,500 for Qualified Policies and $5,000 for Non-Qualified Policies, or such lower amount as we may permit at any time or in connection with a pre-authorized billing arrangement. Additional premium payments will be accepted until the Owner’s 86th birthday (or, if the policy is jointly owned, the oldest Owner’s 86th birthday). If the policy is owned by an entity, additional premium payments will be accepted until the Annuitant’s 86th birthday (or, if the policy has joint Annuitants, the oldest Annuitant’s 86th birthday). The currently available methods of payment are direct payments to NYLIAC or any other method agreed to by us. The maximum aggregate amount of premium payments we accept is $1,000,000 without prior approval from NYLIAC. NYLIAC reserves the right to limit the dollar amount of any premium payment. You must allocate a minimum of $2,000 to the DCA Advantage Account for any initial premium payment and thereafter for any subsequent premium payment.
For Qualified Policies, you may not make premium payments in any Policy Year that exceed the amount permitted by the plan or applicable law. For Inherited IRAs, Inherited Roth IRAs and Inherited Non-Qualified policies, additional premium payments are not permitted.
While the IPR is in effect, you may only make premium payments to your policy in the first Policy Year or after the Holding Period End Date, as applicable.
	NON-QUALIFIED POLICIES (purchased using after–tax dollars)	QUALIFIED POLICIES (purchased using pre-tax dollars)
Minimum Initial Premium	$25,000	$25,000
Minimum Subsequent Premiums	$5,000	Lesser of $2,500 or the maximum permitted by the plan or applicable law
Maximum Total Premiums	$1,000,000 (unless NYLIAC has approved a higher amount) NYLIAC reserves the right to limit the dollar amount of any premium payment.
Q.
When will any premium payments that I make be credited to my account?
A.
If the application is in Good Order, we will issue the policy and allocate the initial premium payment to the Allocation Options you have selected within two Business Days after we receive it. If your application is not in Good Order, we may delay issuing your policy and crediting your account while we obtain the missing information. However, we will not hold your initial purchase payment for more than five Business Days without your permission.
Subsequent premium payments must be sent to one of the following addresses:

	Regular Mail	Express Mail
Subsequent Premium Payments	NYLIAC 75 Remittance Drive Suite 3021 Chicago, IL 60675–3021	NYLIAC, Suite 3021 c/o The Northern Trust Bank 350 North Orleans Street Receipt & Dispatch, 8th Floor Chicago, IL 60654
Subsequent premium payments will be allocated to your policy at the close of the Business Day on which they are received by NYLIAC in Good Order.
Acceptance of initial and subsequent premium payments is subject to our sales standards that are used to determine whether a recommended transaction is in your best interest or complies with applicable standards of conduct.
Making Withdrawals: Accessing Money In Your Policy
Q.
Can I access the money in my account during the Accumulation (Savings) Phase?
A.
During the accumulation (savings) phase of your policy, you have full access to your money. You can choose to withdraw your Accumulation Value at any time (although if you withdraw amounts early, you may have to pay a surrender charge and/or taxes, including tax penalties).

You can access the money in your policy by making a withdrawal, which will reduce the Accumulation Value of your policy (including the amount of your death benefit). However, withdrawing the Accumulation Value of your policy below a certain level will terminate your policy.
Certain benefits may limit withdrawals under the policy. Certain withdrawals could substantially reduce the benefits available under the policy or a rider.
Q.
Are there limitations and consequences associated with taking money out of my policy during the Accumulation (Savings) Phase?
A.Yes. These limitations and consequences include:
Limitations on withdrawal amounts
The minimum amount you can withdraw is $500,
unless we agree otherwise. Currently, online
withdrawals cannot exceed $25,000. If you request a
withdrawal for amounts greater than $50,000, we may
require the request in writing or require additional
verification of your identity.

Surrender charges and taxes	As described above, there may be surrender charge and tax consequences when you take out money.
Negative impact of withdrawal on benefits and guarantees of your policy
A withdrawal may have a negative impact on certain
standard benefits or optional benefits that you may
elect. It may reduce the value of or even terminate
certain benefits. A withdrawal may also be a taxable
transaction and a 10% penalty tax could be applicable.

Q.
What is the process to request a withdrawal of money from my policy?
A.You can request to withdraw a portion of your Accumulation Value or surrender your policy in full at any time before the Annuity Commencement Date and while the Annuitant is living. If you want to surrender your policy, you must contact your investment adviser representative or send us a written request in Good Order at one of the below addresses. If you only want to withdraw a portion of your Accumulation Value, you can either request a partial withdrawal by contacting your investment adviser representative, online at www.neworklife.com, by telephone at 1-800-598-2019, or by sending us a written request Good Order at one of the following addresses:

	Regular Mail	Express Mail
Surrender or Withdrawal Requests	NYLIAC Variable Products Service Center Madison Square Station P.O. Box 922 New York, NY 10159	NYLIAC Variable Products Service Center 51 Madison Avenue Floor 3B, Room 0304 New York, NY 10010
Generally, withdrawal or surrender requests received in Good Order before the end of the Business Day will be processed that day. If we receive your request after the close of the Business Day, or on a day that is not a Business Day, your requested payment will be processed the next Business Day. Generally, NYLIAC will pay all surrenders or withdrawals within seven days of receipt of all required information in Good Order. Please consult your investment adviser representative before making any requests to surrender your policy or take a withdrawal.
Q.
Can I access the money in my account during the Annuity (Income) Phase?
A.
You can elect to annuitize your policy and turn your Accumulation Value into a fixed stream of Income Payments (sometimes called annuity payments) from NYLIAC. If you do that, payments will be made over the life of the Annuitant(s) and are guaranteed for 10 years, even if the Annuitant dies sooner. This is called the Life Income – Guaranteed Period Payment Option. We may offer other options at our discretion. Once you annuitize, your Accumulation Value will be converted to Income Payments and you may no longer withdraw money at will from your policy.
You may, however, elect partial annuitization and apply a portion of your Accumulation Value towards one of the Income Payment options we may offer, while the remainder of your Accumulation Value can remain invested in your Allocation Options and will continue to provide the opportunity to accumulate Accumulations Value on a tax-deferred basis. All benefits (including guaranteed minimum death benefits and living benefits) terminate when you annuitize your entire Accumulation Value.
Additional Information about Fees

The following tables describe the fees and expenses that you will pay when buying, owning, making withdrawals, and surrendering the policy. Please refer to your Policy Data Page for information about the specific fees you will pay each year based on the options you have elected. The tables do not include any Advisory Fees that will be withdrawn from policy’s Accumulation Value. If such charges were included, your fees and expenses would be higher.
The first table describes the fees and expenses that you will pay at the time that you buy the policy or transfer Accumulation Value between investment options. State premium taxes may also be deducted.
Transaction Expenses
Other Transaction Charges	Guaranteed Maximum Charge	Current Charge
Transfer Fee (charged for transfers in excess of 25 in a policy year)	$30	$0
Payments Returned for Insufficient Funds	$20	$0
IPR Termination and Withdrawal Charge (applies during the first three Policy Years and is assessed if the policy owner (i) cancels the IPR; (ii) surrenders the policy; and/or (iii) takes a partial withdrawal in excess of the IPR Free Withdrawal Amount. The charge is calculated as a percentage of the IPR Guaranteed Amount that exceeds the IPR Free Withdrawal Amount)	2.0%	2.0%
The next table describes the fees and expenses that you will pay each year during the time that you own the policy (not including Portfolio fees and expenses or Advisory Fees). If you choose to purchase an optional benefit, you will pay additional charges, as shown below.

Annual Policy Expenses
Base Policy Charges (Without Optional Benefits)
	Guaranteed Maximum Charge	Current Charge
Base Contract Charges[1]	0.40%	0.40%
1
As an annualized percentage of daily Variable Accumulation Value. This charge is reduced to 0.35% if, on a Policy Monthly Anniversary, your Accumulation Value is greater than or equal to $500,000 but less than $1,000,000 and 0.30% if your Accumulation Value is greater than or equal to $1,000,000. This charge will be remain in effect until the subsequent Policy Monthly Anniversary. See “CHARGES AND DEDUCTIONS- Annual Policy Expenses - Base Contract Charges” for additional information.
Optional Benefit Expenses
The following table applies to Optional Benefits currently available for purchase:
		Guaranteed Maximum Charge	Current Charge
Annual Charge for the IPR (calculated as an annualized percentage of the IPR Guaranteed Amount, deducted on a quarterly basis)	10 Year Holding Period	2.00%	0.70%
	12 Year Holding Period	1.50%	0.70%
	13 Year Holding Period	1.50%	0.60%
	14 Year Holding Period	1.50%	0.55%
	15 Year Holding Period	1.50%	0.50%
Annual Death Benefit Reset Rider (ADBR) Charge (calculated as an annualized percentage of the ADBR Reset Value as of the last Policy Anniversary (or as of the Policy Date if within the first Policy Year), deducted on a quarterly basis).		1.00%	0.25%
The next table shows the minimum and maximum total operating expenses charged by the Portfolios that you may pay periodically during the time that you own the policy. The expenses may be higher or lower in the future. A complete list of Portfolios available under the policy, including their annual expenses, may be found in APPENDIX 1A.
Annual Portfolio Expenses
	Minimum	Maximum
Expenses that are deducted from the Portfolio assets, including management fees, distribution and/or service (12b-1) fees, and other expenses as of December 31, 2021.[1]
Before fee waivers and expense reimbursements	[TBD]%	[TBD]%
After fee waivers and expense reimbursements[2]	[TBD]%	[TBD]%
1
Shown as a percentage of average net assets for the fiscal year ended December 31, 2021.
2
Fee waivers and expense reimbursements are generally expected to continue through April 30, 2023 and may be terminated at any time thereafter at the option of the Portfolio company.

Examples
The table below is intended to help you compare the cost of investing in the policy with the cost of investing in other variable annuity policies. These costs include transaction expenses, annual policy expenses and Annual Portfolio Expenses. The Examples do not include the Advisory Fees that you withdraw from your Accumulation Value to pay the Investment Adviser. If such fees were reflected, your fees and expenses would be higher.
The Examples assume that you invest $100,000 in the policy for the time periods indicated. The Examples also assume that your investment has a 5% return each year, and assumes the most expensive combination of Base Contract Charges, Annual Portfolio Expenses and optional benefits available for an additional charge*. Although your actual costs may be higher or lower, based on these assumptions your costs would be:
Years
	1 yr	3 yr	5 yr	10 yr
If you surrender your policy at the end of the applicable time period:	$--,-----	$--,-----	$--,-----	$--,-----
If you annuitize at the end of the applicable time period:
If you do not surrender your policy:
* Assumes you have elected both the IPR with a 10-year Holding Period and the ADBR.

Appendix 1A
Portfolios Available Under the Policy
The following is a list of Portfolios available under the policy, which is subject to change, as discussed in the prospectus. Depending on the optional benefits you choose, you may not be able to invest in certain Portfolios. You can find the prospectuses and other information about the Portfolios online at https://dfinview.com/NewYorkLife/TAHD/premieradvisory. You can also request this information at no cost by calling the VPSC at 800-598-2019 or by sending an email request with your name and mailing address to PremierAdvisoryProspectus@newyorklife.com.
You may allocate your premium payments or other Accumulation Value up to 18 different Investment Divisions at any one time in addition to the DCA Advantage Account.
The current expenses and performance information below reflects fees and expenses of the Portfolios but does not reflect the other fees and expenses that your policy or your investment adviser representative may charge. Expenses would be higher and performance would be lower if these charges were included. Each Portfolio’s past performance is not necessarily an indication of future performance.
If you elect to purchase the IPR, you may not be able to invest in certain Portfolios. For the 12, 13, 14 and 15-year Holding Period options, your available Allocation Options are listed in APPENDIX 1B. For the 10-year Holding Period option, your available Allocation Options are listed in APPENDIX 1C.
Type	Portfolio Adviser/Sub-adviser	Current Expenses*	Average Annual Total Returns (as of 12/31/20)
			1 year	5 year	10 year
Asset Allocation	MainStay VP Balanced — Service Class Adviser: New York Life Investment Management LLC (“New York Life Investments”)**/ Subadviser: NYL Investors LLC (“NYL Investors”)** and Wellington Management Company LLP (“Wellington”)	0.96%	7.63%	6.93%	7.69%
Investment Grade Bond	MainStay VP Bond — Service Class Adviser: New York Life Investments / Subadviser: New York Life Investors	0.78%	7.67%	4.36%	3.63%
Sector	MainStay VP CBRE Global Infrastructure — Service Class Adviser: New York Life Investments / Subadviser: CBRE Clarion Securities, LLC	1.20%	(13.03)%	(1.84)%	N/A
Asset Allocation	MainStay VP Conservative Allocation — Service Class Adviser: New York Life Investments	0.79%	10.01%	6.64%	6.07%
Large Cap Equity	MainStay VP Epoch U.S. Equity Yield — Service Class Adviser: New York Life Investments / Subadviser: Epoch Investment Partners, Inc. (“Epoch”)	0.93%	(0.22)%	7.67%	8.31%
Appendix 1A-1

Type	Portfolio Adviser/Sub-adviser	Current Expenses*	Average Annual Total Returns (as of 12/31/20)
			1 year	5 year	10 year
Asset Allocation	MainStay VP Equity Allocation — Service Class Adviser: New York Life Investments	0.99%	14.74%	10.25%	9.17%
Sector	MainStay VP Fidelity Institutional AM® Utilities — Service Class Adviser: New York Life Investments / Subadviser: FIAM LLC (“FIAM”)	0.92%	(0.63)%	9.34%	N/A
Non–Investment Grade Bond	MainStay VP Floating Rate — Service Class Adviser: New York Life Investments / Subadviser: NYL Investors	0.90%	2.20%	4.33%	3.52%
Asset Allocation	MainStay VP Growth Allocation — Service Class Adviser: New York Life Investments	0.96%	12.65%	9.06%	8.30%
Asset Allocation	MainStay VP Income Builder — Service Class Adviser: New York Life Investments / Subadvisers: Epoch and MacKay Shield LLC (“MacKay”)	0.88%	7.71%	7.98%	7.92%
Alternatives	MainStay VP IQ Hedge Multi-Strategy — Service Class Adviser: New York Life Investments / Subadviser: IndexIQ Advisors LLC**	1.21%	5.14%	0.97%	N/A
Asset Allocation	MainStay VP Janus Henderson Balanced — Service Class Adviser: New York Life Investments / Subadviser: Janus Capital Management LLC (“Janus”)	0.83%	14.03%	11.55%	N/A
Non–Investment Grade Bond	MainStay VP MacKay Convertible — Service Class Adviser: New York Life Investments / Subadviser: MacKay	0.86%	35.70%	15.08%	10.71%
Investment Grade Bond	MainStay VP MacKay Government — Service Class Adviser: New York Life Investments / Subadviser: MacKay	0.81%	4.70%	2.42%	2.32%
Appendix 1A-2

Type	Portfolio Adviser/Sub-adviser	Current Expenses*	Average Annual Total Returns (as of 12/31/20)
			1 year	5 year	10 year
Non–Investment Grade Bond	MainStay VP MacKay High Yield Corporate Bond — Service Class Adviser: New York Life Investments / Subadviser: MacKay	0.84%	5.14%	7.60%	6.25%
International/ Global Equity	MainStay VP MacKay International Equity — Service Class Adviser: New York Life Investments / Subadviser: MacKay	1.21%	20.54%	10.68%	6.95%
Large Cap Equity	MainStay VP MacKay S&P 500 Index — Service Class Adviser: New York Life Investments / Subadviser: MacKay	0.37%	17.95%	14.69%	13.32%
Non–Investment Grade Bond	MainStay VP MacKay Strategic Bond — Service Class Adviser: New York Life Investments / Subadviser: MacKay	0.93%	5.86%	4.55%	N/A
Asset Allocation	MainStay VP Moderate Allocation — Service Class Adviser: New York Life Investments	0.86%	11.29%	7.87%	7.23%
Sector	MainStay VP Natural Resources — Initial Class Adviser: New York Life Investments / Subadviser: Mellon Investments Corporation	0.86%	6.89%	4.84%	(4.02)%
Investment Grade Bond	MainStay VP PIMCO Real Return — Service Class Adviser: New York Life Investments / Subadviser: Pacific Investment Management Company LLC	1.03%	11.50%	5.00%	N/A
Small/Mid Cap Equity	MainStay VP Small Cap Growth — Service Class Adviser: New York Life Investments / Subadvisers: Brown Advisory, LLC and Segall Bryant & Hamill, LLC	1.10%	40.13%	16.49%	12.41%
Money Market	MainStay VP U.S. Government Money Market — Initial Class*** Adviser: New York Life Investment Management LLC / Subadviser: NYL Investors	0.28%	0.24%	0.77%	0.39%
Appendix 1A-3

Type	Portfolio Adviser/Sub-adviser	Current Expenses*	Average Annual Total Returns (as of 12/31/20)
			1 year	5 year	10 year
Small/Mid Cap Equity	MainStay VP Wellington Mid Cap — Service Class Adviser: New York Life Investments / Subadviser: Wellington	1.11%	11.00%	9.50%	10.75%
Small/Mid Cap Equity	MainStay VP Wellington Small Cap — Service Class Adviser: New York Life Investments / Subadviser: Wellington	0.99%	9.95%	N/A	N/A
Large Cap Equity	MainStay VP Wellington U.S. Equity — Service Class Adviser: New York Life Investments / Subadviser: Wellington	0.83%	15.26%	12.69%	12.80%
Large Cap Equity	MainStay VP Winslow Large Cap Growth — Service Class Adviser: New York Life Investments / Subadviser: Winslow Capital Management, Inc.	1.00%	36.81%	19.39%	15.79%
Asset Allocation	American Funds IS Asset Allocation Fund — Class 4 Adviser: Capital Research and Management CompanySM (“CRMC”)	0.80%	12.16%	10.31%	9.68%
International/ Global Equity	American Funds IS Global Small Capitalization Fund — Class 4 Adviser: CRMC	1.24%	29.39%	14.15%	9.17%
Large Cap Equity	American Funds IS Growth Fund — Class 4 Adviser: CRMC	0.86%	51.71%	22.44%	16.57%
International/ Global Equity	American Funds IS New World Fund® — Class 4 Adviser: CRMC	1.09%	23.29%	13.05%	6.28%
Large Cap Equity	American Funds IS Washington Mutual Investors Fund — Class 4 Adviser: CRMC	0.77%	8.47%	10.58%	10.68%
Asset Allocation	BlackRock® Global Allocation V.I. Fund — Class III Adviser: BlackRock Advisors, LLC	1.01%	20.79%	9.17%	6.61%
Appendix 1A-4

Type	Portfolio Adviser/Sub-adviser	Current Expenses*	Average Annual Total Returns (as of 12/31/20)
			1 year	5 year	10 year
Non–Investment Grade Bond	BlackRock® High Yield V.I. Fund — Class III Adviser: BlackRock Advisors, LLC / Subadviser: BlackRock International Limited	0.82%	7.01%	7.60%	6.31%
Sector	BNY Mellon IP Technology Growth Portfolio — Service Shares Adviser: BNY Mellon Investment Adviser, Inc	1.03%	69.57%	25.58%	17.35%
Large Cap Equity	ClearBridge Variable Appreciation Portfolio — Class II Adviser: Legg Mason Partners Fund Advisor, LLC (“LMPFA”) / Subadviser: ClearBridge Investments, LLC	0.99%	14.48%	13.67%	N/A
Non–Investment Grade Bond	Columbia Variable Portfolio — Emerging Markets Bond Fund — Class 2 Adviser: Columbia Management Investment Advisers, LLC	0.99%	7.16%	6.66%	N/A
Small/Mid Cap Equity	Columbia Variable Portfolio — Small Cap Value Fund — Class 2 Adviser: Columbia Management Investment Advisers, LLC	1.25%	8.59%	10.22%	8.19%
Small/Mid Cap Equity	Delaware VIP® Small Cap Value Series — Service Class Adviser: Delaware Management Company, a series of Macquarie Investment Management Business Trust (a Delaware statutory trust)	1.08%	(2.18)%	8.74%	8.38%
Alternatives	DWS Alternative Asset Allocation VIP — Class B Adviser: DWS Investment Management Americas Inc. / Subadviser: RREEF America LLC	1.18%	5.32%	4.17%	2.36%
Investment Grade Bond	Fidelity® VIP Bond Index Portfolio — Service Class 2 Adviser: Fidelity Management and Research Company (“FMR”) / Subadvisers: Other investment advisers	0.37%	7.26%	N/A	N/A
Large Cap Equity	Fidelity® VIP ContrafundSM Portfolio — Service Class 2 Adviser: FMR / Subadvisers: Other investment advisers	0.86%	30.23%	15.90%	13.23%
Appendix 1A-5

Type	Portfolio Adviser/Sub-adviser	Current Expenses*	Average Annual Total Returns (as of 12/31/20)
			1 year	5 year	10 year
International/ Global Equity	Fidelity® VIP Emerging Markets Portfolio — Service Class 2 Adviser: FMR / Subadvisers: Other investment advisers	1.17%	30.88%	15.94%	5.87%
Large Cap Equity	Fidelity® VIP Equity-Income PortfolioSM — Service Class 2 Adviser: FMR / Subadvisers: Other investment advisers	0.78%	6.44%	10.41%	9.89%
Asset Allocation	Fidelity® VIP FundsManager® 60% Portfolio — Service Class Adviser: FMR / Subadvisers: Other investment advisers	0.72%	15.12%	9.73%	8.12%
Large Cap Equity	Fidelity® VIP Growth Opportunities Portfolio — Service Class 2 Adviser: FMR / Subadvisers: Other investment advisers	0.89%	68.21%	28.91%	21.53%
Sector	Fidelity® VIP Health Care Portfolio — Service Class 2 Adviser: FMR / Subadvisers: Other investment advisers	0.89%	21.28%	N/A	N/A
International/ Global Equity	Fidelity® VIP International Index Portfolio — Service Class 2 Adviser: FMR / Subadvisers: Other investment advisers	0.42%	10.34%	N/A	N/A
Small/Mid Cap Equity	Fidelity® VIP Mid Cap Portfolio — Service Class 2 Adviser: FMR / Subadvisers: Other investment advisers	0.87%	17.87%	10.79%	9.22%
Asset Allocation	Franklin Templeton Aggressive Model Portfolio — Class II Adviser: LMPFA / Subadviser: Franklin Advisers, Inc. (“Franklin Advisers”)	1.03%	N/A	N/A	N/A
Asset Allocation	Franklin Templeton Moderately Aggressive Model Portfolio — Class II Adviser: LMPFA / Subadviser: Franklin Advisers	1.01%	N/A	N/A	N/A
Appendix 1A-6

Type	Portfolio Adviser/Sub-adviser	Current Expenses*	Average Annual Total Returns (as of 12/31/20)
			1 year	5 year	10 year
Asset Allocation	Franklin Templeton Moderate Model Portfolio — Class II Adviser: LMPFA / Subadviser: Franklin Advisers	1.00%	N/A	N/A	N/A
Asset Allocation	Franklin Templeton Moderately Conservative Model Portfolio — Class II Adviser: LMPFA / Subadviser: Franklin Advisers	1.01%	N/A	N/A	N/A
Asset Allocation	Franklin Templeton Conservative Model Portfolio — Class II Adviser: LMPFA / Subadviser: Franklin Advisers	1.00%	N/A	N/A	N/A
International/ Global Equity	Invesco V.I. International Growth Fund — Series II Shares Adviser: Invesco Advisers, Inc.	1.17%	13.74%	8.55%	6.46%
Small/Mid Cap Equity	Invesco V.I. Main Street Small Cap Fund® — Series II Shares Adviser: Invesco Advisers, Inc.	1.05%	19.63%	12.59%	11.85%
Small/Mid Cap Equity	Janus Henderson Enterprise Portfolio — Service Shares Adviser: Janus	0.97%	19.18%	17.92%	14.97%
International/ Global Equity	Janus Henderson Global Research Portfolio — Service Shares Adviser: Janus	1.09%	19.76%	13.06%	9.81%
International Equity	MFS® International Intrinsic Value Portfolio — Service Class Adviser: Massachusetts Financial Services Company (“MFS”)	1.15%	20.21%	12.42%	10.87%
Large Cap Equity	MFS® Investors Trust Series — Service Class Adviser: MFS	1.04%	13.60%	13.38%	12.22%
Mid Cap Equity	MFS® Mid Cap Value Portfolio — Service Class Adviser: MFS	1.06%	3.67%	9.47%	10.58%
Large Cap Equity	MFS® Research Series — Service Class Adviser: MFS	1.04%	16.31%	14.45%	12.77%
Appendix 1A-7

Type	Portfolio Adviser/Sub-adviser	Current Expenses*	Average Annual Total Returns (as of 12/31/20)
			1 year	5 year	10 year
Sector	Morgan Stanley VIF U.S. Real Estate Portfolio — Class II Adviser: Morgan Stanley Investment Management Inc.	1.07%	(17.10)%	(0.15)%	4.99%
Small/Mid Cap Equity	Neuberger Berman AMT Mid Cap Growth Portfolio — Class S Adviser: Neuberger Berman Investment Advisers LLC	1.11%	39.71%	17.54%	13.72%
Investment Grade Bond	PIMCO VIT Income Portfolio — Advisor Class Adviser: Pacific Investment Management Company LLC (“PIMCO”)	0.94%	6.41%	N/A	N/A
Investment Grade Bond	PIMCO VIT International Bond Portfolio (U.S. Dollar-Hedged) — Advisor Class Adviser: PIMCO	1.04%	5.45%	4.66%	N/A
Investment Grade Bond	PIMCO VIT Low Duration Portfolio — Advisor Class Adviser: PIMCO	0.79%	2.89%	1.91%	1.69%
Investment Grade Bond	PIMCO VIT Total Return Portfolio — Advisor Class Adviser: PIMCO	0.79%	8.54%	4.65%	3.83%
*
Current Expenses take into account expense reimbursement or fee waiver arrangements in place that are generally expected to continue through April 30, 2023 and may be terminated at any time thereafter at the option of the Fund. Annual expenses for the Eligible Portfolio for the year ended December 31, 2021, reflect temporary fee reductions under such an arrangement.
**
An affiliate of NYLIAC.
***
You may lose money by investing in this fund (or any other fund). Although this fund seeks to preserve the value of your investment at $1.00 per share, it cannot guarantee it will do so. An investment in the fund is not insured by the Federal Deposit Insurance Corporation or any other government agency. The fund’s sponsor has no legal obligation to provide financial support to the fund, and you should not expect that the fund’s sponsor would provide such support. The fund’s yield may be very low during periods of low interest rates, and the yield in the separate account could be negative after the deduction of separate account charges.
Appendix 1A-8

Appendix 1B
Investment Divisions with IPR (12-15–year Holding Period options)
Option 1 – Franklin Templeton Model Portfolios
Moderately Aggressive		Moderate
100%	Franklin Templeton Moderately Aggressive Model Portfolio	100%	Franklin Templeton Moderate Model Portfolio
Moderately Conservative		Conservative
100%	Franklin Templeton Moderately Conservative Model Portfolio	100%	Franklin Templeton Conservative Model Portfolio
Option 2 – Choose Your Own Investment Divisions
Category A:
Minimum Allocation	30%
Maximum Allocation	100%

Subcategory I Funds (Minimum Allocation 10% - total among all the subcategory I Funds)
MainStay VP Bond MainStay VP MacKay Government MainStay VP PIMCO Real Return MainStay VP U.S. Government Money Market Fidelity® VIP Bond Index Portfolio		PIMCO VIT Income Portfolio PIMCO VIT International Bond Portfolio (U.S. Dollar-Hedged) PIMCO VIT Low Duration Portfolio PIMCO VIT Total Return Portfolio
Subcategory II Funds
MainStay VP Floating Rate MainStay VP MacKay High Yield Corporate Bond MainStay VP MacKay Strategic Bond		BlackRock® High Yield V.I. Fund Columbia Variable Portfolio — Emerging Markets Bond
Category B:
Minimum Allocation	0%
Maximum Allocation	70%
Category B Funds
MainStay VP Epoch U.S. Equity Yield
MainStay VP MacKay Convertible
MainStay VP MacKay S&P 500 Index
MainStay VP Wellington U.S. Equity
MainStay VP Winslow Large Cap Growth
American Funds IS Growth Fund
American Funds IS Washington Mutual Investors Fund

ClearBridge Variable Appreciation Portfolio
DWS Alternative Asset Allocation VIP
Fidelity® VIP ContrafundSM Portfolio
Fidelity® VIP Equity-Income PortfolioSM
Fidelity® VIP Growth Opportunities Portfolio
MFS® Investors Trust Series
MFS® Research Series

Category C:
Minimum Allocation	0%
Maximum Allocation	25%

Subcategory I Funds (Maximum Allocation 15% - total among all the subcategory I Funds)
MainStay VP Small Cap Growth MainStay VP Wellington Mid Cap MainStay VP Wellington Small Cap Columbia Variable Portfolio — Small Cap Value Delaware VIP® Small Cap Value Series		Fidelity® VIP Mid Cap Portfolio Invesco V.I. Main Street Small Cap Fund® Janus Henderson Enterprise Portfolio MFS® Mid Cap Value Portfolio Neuberger Berman AMT Mid Cap Growth Portfolio
Appendix 1B-1

Subcategory II Funds (Maximum Allocation 15% - total among all the subcategory II Funds)
MainStay VP MacKay International Equity American Funds IS Global Small Capitalization Fund American Funds IS New World Fund® Fidelity® VIP Emerging Markets Portfolio	Fidelity® VIP International Index Portfolio Invesco V.I. International Growth Fund Janus Henderson Global Research Portfolio MFS® International Intrinsic Value Portfolio
Subcategory III Funds (Maximum Allocation 10% - total among all the subcategory III Funds)
MainStay VP CBRE Global Infrastructure MainStay VP Fidelity Institutional AM® Utilities MainStay VP Natural Resources BNY Mellon IP Technology Growth Portfolio	Columbia Variable Portfolio — Commodity Strategy Fidelity® VIP Health Care Portfolio Morgan Stanley VIF U.S. Real Estate Portfolio
Option 3 – Asset Allocation Funds:
Category D:
Minimum Allocation	100%
Category D Asset Allocation Funds
MainStay VP Balanced
MainStay VP Conservative Allocation
MainStay VP Income Builder
MainStay VP Janus Henderson Balanced
MainStay VP Moderate Allocation
American Funds IS Asset Allocation Fund
BlackRock® Global Allocation V.I. Fund
Fidelity® VIP Funds Manager® 60% Portfolio
Franklin Templeton Moderately Aggressive Model Portfolio
Franklin Templeton Moderate Model Portfolio
Franklin Templeton Moderately Conservative Model Portfolio
Franklin Templeton Conservative Model Portfolio

Appendix 1B-2

Appendix 1C
Investment Divisions available with IPR (10–year Holding Period option)
Option 1 – Franklin Templeton Model Portfolios
Moderate		Moderately Conservative
100%	Franklin Templeton Moderate Model Portfolio	100%	Franklin Templeton Moderately Conservative Model Portfolio
Conservative
100%	Franklin Templeton Conservative Model Portfolio
Option 2 – Choose Your Own Investment Divisions
Category A:
Minimum Allocation	40%
Maximum Allocation	100%

Subcategory I Funds (Minimum Allocation 10% - total among all the subcategory I Funds)
MainStay VP Bond MainStay VP MacKay Government MainStay VP PIMCO Real Return MainStay VP U.S. Government Money Market Fidelity® VIP Bond Index Portfolio		PIMCO VIT Income Portfolio PIMCO VIT International Bond Portfolio (U.S. Dollar-Hedged) PIMCO VIT Low Duration Portfolio PIMCO VIT Total Return Portfolio
Subcategory II Funds
MainStay VP Floating Rate MainStay VP MacKay High Yield Corporate Bond MainStay VP MacKay Strategic Bond		BlackRock® High Yield V.I. Fund Columbia Variable Portfolio — Emerging Markets Bond
Category B:
Minimum Allocation	0%
Maximum Allocation	60%
Category B Funds
MainStay VP Epoch U.S. Equity Yield
MainStay VP MacKay Convertible
MainStay VP MacKay S&P 500 Index
MainStay VP Wellington U.S. Equity
MainStay VP Winslow Large Cap Growth
American Funds IS Growth Fund
American Funds IS Washington Mutual Investors Fund

ClearBridge Variable Appreciation Portfolio
DWS Alternative Asset Allocation VIP
Fidelity® VIP ContrafundSM Portfolio
Fidelity® VIP Equity-Income PortfolioSM
Fidelity® VIP Growth Opportunities Portfolio
MFS® Investors Trust Series
MFS® Research Series

Category C:
Minimum Allocation	0%
Maximum Allocation	25%

Subcategory I Funds (Maximum Allocation 15% - total among all the subcategory I Funds)
MainStay VP Small Cap Growth MainStay VP Wellington Mid Cap MainStay VP Wellington Small Cap Columbia Variable Portfolio — Small Cap Value Delaware VIP® Small Cap Value Series		Fidelity® VIP Mid Cap Portfolio Invesco V.I. Main Street Small Cap Fund® Janus Henderson Enterprise Portfolio MFS® Mid Cap Value Portfolio Neuberger Berman AMT Mid Cap Growth Portfolio
Appendix 1C-1

Subcategory II Funds (Maximum Allocation 15% - total among all the subcategory II Funds)
MainStay VP MacKay International Equity American Funds IS Global Small Capitalization Fund American Funds IS New World Fund® Fidelity® VIP Emerging Markets Portfolio	Fidelity® VIP International Index Portfolio Invesco V.I. International Growth Fund Janus Henderson Global Research Portfolio MFS® International Intrinsic Value Portfolio
Subcategory III Funds (Maximum Allocation 10% - total among all the subcategory III Funds)
MainStay VP CBRE Global Infrastructure MainStay VP Fidelity Institutional AM® Utilities MainStay VP Natural Resources BNY Mellon IP Technology Growth Portfolio	Columbia Variable Portfolio — Commodity Strategy Fidelity® VIP Health Care Portfolio Morgan Stanley VIF U.S. Real Estate Portfolio
Option 3 – Asset Allocation Funds:
Category D:
Minimum Allocation	100%
Category D Asset Allocation Funds
MainStay VP Balanced
MainStay VP Conservative Allocation
MainStay VP Income Builder
MainStay VP Janus Henderson Balanced
MainStay VP Moderate Allocation
American Funds IS Asset Allocation Fund
BlackRock® Global Allocation V.I. Fund
Fidelity® VIP FundsManager® 60% Portfolio
Franklin Templeton Moderate Model Portfolio
Franklin Templeton Moderately Conservative Model Portfolio
Franklin Templeton Conservative Model Portfolio

Appendix 1C-2

Back Cover Page
This Summary Prospectus incorporates by reference the New York Life Premier Advisory Variable Annuity full statutory prospectus and the Statement of Additional Information (SAI), both dated May 1, 2022, as amended or supplemented. The full statutory prospectus and the SAI are posted on our website, https://dfinview.com/NewYorkLife/TAHD/premieradvisory. The full prospectus and SAI for the policy may be obtained, free of charge, in any manner shown on the front page of this Summary Prospectus.
Reports and other information about the Separate Accounts are available on the SEC’s website at https://www.sec.gov, and copies of this information may be obtained, upon payment of a duplicating fee, by electronic request at the following email address: publicinfo@sec.gov.
Separate Account III EDGAR contract identifier #C000230687